Exhibit 99.1

Financial News Release

Contact Information:	Steven Moore
Pixelworks, Inc.
408-200-9221
smoore@pixelworks.com

Pixelworks Reports First Quarter 2010 Financial Results

73% Increase in Revenue Year over Year

Portland, Ore., April 22, 2010 — Pixelworks, Inc. (NASDAQ:PXLW), an innovative provider of powerful video and pixel processing technology, today announced financial results for the first quarter ended March 31, 2010.

First quarter 2010 revenue was $18.7 million, in the mid-range of management guidance for the quarter. Revenue for the 2010 first quarter decreased 3% sequentially from $19.4 million in the fourth quarter of 2009 and was up 73% from $10.8 million in the first quarter of 2009.

On a GAAP basis, gross profit margin in the first quarter of 2010 was 46.3%, down slightly from 46.6% in the fourth quarter of 2009, and up significantly from 38.6% in the first quarter of 2009 due to better overhead cost absorption. First quarter 2010 GAAP operating expenses were $9.2 million, down from $9.4 million in the previous quarter, and up from $8.7 million in the first quarter of 2009 due to increased spending on new product development. The Company recorded GAAP net income of $4.6 million, or $0.32 per diluted share in the first quarter of 2010, compared to GAAP net loss of $(0.8) million, or $(0.06) per share in the fourth quarter of 2009 and GAAP net income of $5.9 million, or $0.44 per diluted share in the first quarter of 2009. As anticipated, GAAP net income in the first quarter of 2010 included a tax benefit of $5.3 million, which resulted primarily from the expiration of previously recorded tax contingencies. A similar $1.6 million GAAP tax benefit was recognized in the first quarter of 2009. First quarter 2009 GAAP net income also included a $9.0 million gain on the repurchase of debt.

On a non-GAAP basis, first quarter 2010 gross profit margin was 49.4%, down from 50.0% in the fourth quarter of 2009, and up from 45.4% in the first quarter of 2009. First quarter 2010 operating expenses on a non-GAAP basis were $8.9 million, compared with $9.2 million in the previous quarter, and $8.3 million in the first quarter of 2009. On a non-GAAP basis, net income in the first quarter of 2010 was $5.2 million, or $0.37 per diluted share. This compares to non-GAAP net income of $0.2 million, or $0.02 per diluted share in the fourth quarter of 2009, and non-GAAP net loss of $(2.0) million, or $(0.15) per share in the first quarter of 2009. As expected, first quarter 2010 non-GAAP net income included a $5.0 million tax benefit.

—more—

Pixelworks Reports First Quarter 2010 Financial Results

April 22, 2010

As of March 31, 2010, the Company’s total cash and marketable securities balance was $32.7 million, up $1.8 million from $30.9 million at December 31, 2009.

“Our ongoing investment in innovation is resulting in a continuous stream of new products that are reestablishing Pixelworks’ leadership in video,” said Bruce Walicek, President and CEO of Pixelworks. “Products such as our new PA130 with n2m® and 3D-ready technology are well positioned to address the growing need for video quality driven by explosive trends such as 3D and Internet video. Delivering our new products to our customers is our number one focus for 2010.”

Business Outlook for 2010 Second Quarter

The following statements are based on the Company’s current expectations. These statements are forward-looking, subject to risks and uncertainties, and actual results may differ materially. These statements do not include the potential impact of any investments outside the ordinary course of business, mergers or acquisitions that may be completed after March 31, 2010 or other future events. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The inclusion of any statement in this release does not constitute a suggestion by the Company or any other person that the events or circumstances described in such statements are material. The Company does not undertake to publicly update or revise these forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in this release will not be realized.

The Company expects to record the following in the second quarter of 2010:

•	Revenue of $17.5 million to $19.5 million;

•	Gross profit margin of approximately 45% to 47% on a GAAP basis and 48% to 50% on a non-GAAP basis; and

•	Operating expenses of $9.5 million to $10.5 million on a GAAP basis and $9.0 million to $10.0 million on a non-GAAP basis; and

Based on the above estimates, the Company expects second quarter 2010 net loss per share of $(0.04) to $(0.24) on a GAAP basis, and net income (loss) per share of $0.04 to $(0.16) on a non-GAAP basis.

Pixelworks Reports First Quarter 2010 Financial Results

April 22, 2010

Conference Call Information

Pixelworks will host a conference call today at 2 p.m. Pacific Time, which can be accessed by calling 866-770-7125 and using passcode 76608115. A Web broadcast of the call can be accessed by visiting the Company’s investor page at www.pixelworks.com. For those unable to listen to the live Web broadcast, it will be archived for 30 days. A replay of the conference call will also be available through midnight on April 27, 2010, and can be accessed by calling 888-286-8010 and using passcode 30508689.

About Pixelworks, Inc.

Pixelworks, headquartered in Portland, Oregon, is an innovative designer, developer and marketer of video and pixel processing technology, semiconductors and software for high-end digital video applications. At design centers in Shanghai and San Jose, Pixelworks engineers push pixel performance to new levels for leading manufacturers of consumer electronics and professional displays worldwide.

For more information, please visit the Company’s Web site at www.pixelworks.com.

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Note: Pixelworks, the Pixelworks logo and n2m are registered trademarks of Pixelworks, Inc. All other trademarks are the property of their respective owners.

Non-GAAP Financial Measures

This press release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses and non-GAAP net income (loss), which exclude gains on the repurchase of long-term debt, restructuring charges, acquisition-related items, stock-based compensation expense and additional amortization of a non-cancelable prepaid royalty, all of which are required under GAAP. The Company believes these non-GAAP measures provide a meaningful perspective on the Company’s operating results and underlying cash flow dynamics, but cautions investors to consider these measures in addition to, not as a substitute for, its consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Company’s website.

Safe Harbor Statement

This release contains statements, including, without limitation, the statements in Bruce Walicek’s quote and the “Business Outlook for 2010 Second Quarter” section above, that are forward-looking statements within the meaning of the “Safe Harbor” provisions of the federal Securities Litigation Reform Act of 1995. Such statements are based on current expectations, estimates and projections about the Company’s business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: current global economic challenges; failure or difficulty in achieving design wins; our ability to deliver new products in a timely fashion; timely customer transition to new product designs; our new product yield rates; product mix; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; the success of our products in expanded markets; levels of inventory at distributors and customers; changes in estimated product costs; changes in the digital display and projection markets; changes in customer ordering patterns or lead times; seasonality in the consumer electronics market;

Pixelworks Reports First Quarter 2010 Financial Results

April 22, 2010

supply of products from third-party foundries; our efforts to achieve profitability from operations; insufficient, excess or obsolete inventory and variations in inventory valuation; and our lower cash position as a result of our debt repurchases. More information regarding potential factors that could affect the Company’s financial results and could cause actual results to differ materially is included from time to time in the Company’s Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2009 and subsequent SEC filings.

The forward-looking statements contained in this release speak as of the date of this release, and we do not undertake any obligation to update any such statements.

— Financial Tables Follow –

Pixelworks Reports First Quarter 2010 Financial Results

April 22, 2010

PIXELWORKS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31, 2010	December 31, 2009	March 31, 2009
Revenue, net	$18,692	$19,368	$10,780
Cost of revenue (1)	10,036	10,343	6,624

Gross profit	8,656	9,025	4,156

Operating expenses:
Research and development (2)	5,340	5,897	4,776
Selling, general and administrative (3)	3,793	3,521	3,873
Restructuring	94	30	37

Total operating expenses	9,227	9,448	8,686

Loss from operations	(571)	(423)	(4,530)

Interest expense	(123)	(120)	(251)
Interest income	13	16	98
Amortization of debt issuance costs	(18)	(18)	(61)
Gain on repurchase of long-term debt, net	—	—	9,024

Interest and other income (loss), net	(128)	(122)	8,810

Income (loss) before income taxes	(699)	(545)	4,280

Provision (benefit) for income taxes	(5,301)	226	(1,617)

Net income (loss)	$4,602	$(771)	$5,897

Net income (loss) per share:
Basic	$0.34	$(0.06)	$0.44

Diluted	$0.32	$(0.06)	$0.44

Weighted average shares outstanding:
Basic	13,363	13,321	13,352

Diluted	14,220	13,321	14,023

(1) Includes:

Amortization of acquired developed technology	$573	$573	$617
Stock-based compensation	10	6	7
Additional amortization of non-cancelable prepaid royalty	2	71	68
Restructuring	—	—	47

(2) Includes stock-based compensation	96	139	118
(3) Includes stock-based compensation	117	91	252

Pixelworks Reports First Quarter 2010 Financial Results

April 22, 2010

PIXELWORKS, INC.

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	March 31, 2010	December 31, 2009	March 31, 2009
Reconciliation of GAAP gross profit and non-GAAP gross profit

GAAP gross profit	$8,656	$9,025	$4,156

Amortization of acquired developed technology	573	573	617
Stock-based compensation	10	6	7
Additional amortization of non-cancelable prepaid royalty	2	71	68
Restructuring	—	—	47

Total reconciling items included in cost of revenue	585	650	739

Non-GAAP gross profit	$9,241	$9,675	$4,895

Non-GAAP gross profit margin	49.4%	50.0%	45.4%

Reconciliation of GAAP and non-GAAP operating expenses

GAAP operating expenses	$9,227	$9,448	$8,686

Reconciling item included in research and development:
Stock-based compensation	96	139	118
Reconciling item included in selling, general and administrative:
Stock-based compensation	117	91	252
Restructuring	94	30	37

Total reconciling items included in operating expenses	307	260	407

Non-GAAP operating expenses	$8,920	$9,188	$8,279

Reconciliation of GAAP and non-GAAP net income (loss)

GAAP net income (loss)	$4,602	$(771)	$5,897

Reconciling items included in cost of revenue	585	650	739
Reconciling items included in operating expenses	307	260	407
Gain on repurchase of long-term debt, net	—	—	(9,024)
Tax effect of non-GAAP adjustments	(258)	94	31

Non-GAAP net income (loss)	$5,236	$233	$(1,950)

Non-GAAP net income (loss) per share:
Basic	$0.39	$0.02	$(0.15)

Diluted	$0.37	$0.02	$(0.15)

Non-GAAP weighted average shares outstanding:
Basic	13,363	13,321	13,352

Diluted	14,220	14,010	13,352

*	Our non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share differs from GAAP gross profit, GAAP operating expenses, GAAP net income (loss) and GAAP net income (loss) per share due to the exclusion of gains on the repurchase of long-term debt, restructuring charges, acquisition-related items, stock-based compensation expense and additional amortization of a non-cancelable prepaid royalty. Pixelworks’ management believes the presentation of non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share provides useful information to investors regarding Pixelworks’ results of operations by allowing investors to better evaluate underlying cash flow dynamics. Pixelworks’ management also uses each of these non-GAAP measures internally to better evaluate underlying cash flow dynamics. Pixelworks, however, cautions investors to consider these non-GAAP financial measures in addition to, and not as a substitute for, our GAAP financial measures.

Pixelworks Reports First Quarter 2010 Financial Results

April 22, 2010

PIXELWORKS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31, 2010	December 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$11,022	$17,797
Short-term marketable securities	15,295	9,822
Accounts receivable, net	5,930	5,619
Inventories, net	6,136	6,158
Prepaid expenses and other current assets	2,419	2,265

Total current assets	40,802	41,661

Long-term marketable security	6,380	3,240
Property and equipment, net	4,610	5,121
Other assets, net	4,544	5,006
Acquired intangible assets, net	477	1,050

Total assets	$56,813	$56,078

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,302	$7,680
Accrued liabilities and current portion of long-term liabilities	7,992	8,513
Current portion of income taxes payable	109	109

Total current liabilities	14,403	16,302

Long-term liabilities, net of current portion	1,404	1,462
Income taxes payable, net of current portion	4,319	9,462
Long-term debt	15,779	15,779

Total liabilities	35,905	43,005

Shareholders’ equity	20,908	13,073

Total liabilities and shareholders’ equity	$56,813	$56,078